Exhibit 6.1

LIQUIDITY CONSULTING AGREEMENT THIS AGREEMENT (the “Agreement”) is made effective as of the 24th day of October, 2019 (the “Effective Date”) by and between GSR Markets Limited, a Hong Kong limited company with a registered office at Suite 5508, 55th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong (“GSR”), and Blockstack PBC, a Delaware public benefit corporation with a registered address at 101 W. 23rd St. #224, New York, NY 10011 (the “Customer”). WHEREAS, GSR is a specialist in advising on obtaining liquidity in markets for crypto-tokens across different exchanges; and WHEREAS, Customer has issued a crypto-token for use on its platform and seeks to improve liquidity. WHEREAS, the parties agree that the situs of the Agreement is Hong Kong and that Customer is entering Hong Kong seeking GSR’s services; NOW, THEREFORE, in consideration of the promises and the mutual covenants, terms and conditions hereinafter set forth, and for other good and valuable consideration, receipt of which is specifically acknowledged, the parties hereto hereby agree as follows: Section 1. GSR DELIVERABLES (a) Reporting. GSR will provide Customer with daily reports providing summaries and statistics of market activity, related to Customer’s crypto-token (“Stacks”). These reports will include any reports listed in Schedule A hereto. All such reports will be delivered to Customer in electronic form to email addresses of Customer’s choosing. GSR will use commercially reasonable efforts in selecting and preparing any content included in any reports and the selection of such content will be at GSR’s discretion. (b) Exchange Listing & Negotiations. GSR will use commercially reasonable efforts to open up new markets for Stacks. GSR will conduct market analysis and suggest suitable exchanges for Stacks to trade on. Customer will be responsible for approaching such exchanges to seek a listing. Some exchanges may require a listing fee, with payment of any such fee remaining the sole responsibility of Customer, separate and apart from the terms herein. Any such payment will be at Customer’s sole discretion. (c) Market Operations & Trading 1 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

Subject to the terms of this Agreement, GSR will use commercially reasonable efforts to increase the liquidity of Stacks traded on any exchanges where Stacks becomes listed with prior written approval by the Customer and where GSR is integrated (“Integrated Exchanges”). The Integrated Exchanges as of the Effective Date are listed in Schedule B hereto and are subject to change. Such efforts will include the use of GSR’s proprietary trading bot in accordance with a strategy crafted by GSR to add liquidity to any applicable markets. In addition, GSR will take commercially reasonably efforts in its discretion to integrate with the Additional Exchanges (as listed in Schedule B) prior to Stacks trading on any such exchanges. GSR will reasonably cooperate and communicate with Customer in good faith regarding GSR’s efforts to increase liquidity, provided that GSR will have sole discretion to craft such strategy and operate its trading bot in accordance with what GSR deems to be the most effective and efficient way to increase liquidity. In no event will GSR trade Stacks on any exchanges (including any Integrated Exchanges) that, to the best of its knowledge through the exercise of reasonable diligence, allow sales of Stacks to “U.S. Persons” as defined in Regulation S under the Securities Act of 1933. (d) Customer will provide written notice to GSR of the desired date it wishes to proceed with the deliverables described in this Section 1 (the “Commencement Date”), and GSR shall use best efforts to accommodate such request or find another date mutually amenable to both parties. SETUP FEE, MONTHLY RETAINER & DEBT ARRANGEMENT Section 2. (a) Setup Fee Customer will pay GSR a non-refundable sum of one hundred thousand US Dollars ($100,000 USD) as a Setup Fee. Payment may be made in USD or BTC, where payment made in BTC will be calculated using the reference price at Bitstamp. When paying in BTC, the settlement price must be agreed with GSR via Telegram and Digital Assets must be received by GSR within 45 mins. (b) Monthly Retainer Customer will pay GSR twenty thousand US Dollars ($20,000 USD) per month for the first six (6) months as a retainer for GSR’s consulting services relating to analysis of Stacks liquidity. Invoices will be issued by GSR to Customer at the beginning of each calendar month. Undisputed invoices not settled within thirty (30) days of receipt by Customer will be deemed late, and a late fee of 1.5% will be due and payable to GSR in the event Customer fails to make timely payment in accordance with GSR’s undisputed invoice. If the invoice is not settled within 2 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

thirty (30) days after GSR provides Customer of written notice of late payment, GSR withholds the right to stop the GSR Deliverables in Section 1 until the invoice is settled. Trading Fees are not included within the Monthly Retainer. Trading Fees will be invoiced to Customer at the end of each month. Payment may be made in USD or BTC, where payment made in BTC will be calculated using the reference price at Bitstamp. When paying in BTC, the settlement price of the BTC must be agreed with GSR via Telegram and Digital Assets must be received by GSR within 45 mins. (c) Debt Arrangement Customer will provide GSR an amount of BTC or ETH (as agreed to by the parties) equal in value to one million US Dollars ($1,000,000.00 USD) in exchange for a debt obligation requiring GSR to return the funds as of termination of this Agreement (the “Debt Arrangement”). This BTC or ETH will be delivered to GSR prior to the Commencement Date. The price of BTC or ETH will be agreed upon in writing by GSR and Customer prior to the Commencement Date based on the then-current price of BTC on Bitstamp. Regardless of the price paid, the BTC or ETH will be deemed to have a value in Stacks as agreed upon in writing the parties as of the date on which the BTC or ETH are provided to GSR (the “Delivery Value”). The purpose of the Debt Arrangement is to provide GSR initial funds to engage in the deliverables related to Market Operations & Trading, using methods chosen at its discretion, subject to the other terms of this Agreement. The Debt Arrangement is subject to change during the term of the Agreement with the written consent of each party, based on the market conditions for Stacks tokens. Any additional amount to be added to the Debt Arrangement (the “Additional Debt Arrangement” and, together with the Debt Arrangement, the “Total Debt Arrangement”) will be mutually agreed upon in writing by Customer and GSR, and will be included as an annex to this Agreement. GSR will return to Customer the Total Debt Arrangement in full in BTC or ETH (as applicable) with zero percent (0%) interest, upon termination of the Agreement, except in the event of unsettled invoices as per Section 2(b), in which case, GSR will hold the amount of the Debt Arrangement until all outstanding invoices are settled and all invoicing disputes are resolved. For purposes of repayment of the Total Debt Arrangement by GSR to the Customer, one half of the amount of BTC or ETH to be returned shall be equal to one half of the amount of BTC or ETH provided to GSR, and one half of the BTC or ETH to be returned will be calculated based on the value of the BTC or ETH in Stacks, based on either (i) the Delivery Value or (ii) the then-current value (as agreed to by the parties in writing), whichever is more favorable to GSR in its discretion. 3 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

(d) The Setup Fee, Monthly Retainer and Debt Arrangement described in Section 2(a), (b) and (c) above shall be paid and delivered to wallet addresses and bank accounts which will be provided to Customer upon the Effective Date. Section 3. TERM & TERMINATION This Agreement will commence on the Effective Date and terminate six (6) months after the Effective Date (the “Term”). Customer shall have no right to terminate this agreement for the first three (3) months after the Effective Date and afterward may terminate as set forth herein, provided that if at any point in time the Stacks are listed on an exchange or alternative trading system that is registered with the Securities and Exchange Commission (“SEC”) and an approved member of FINRA, and that is also capable of supporting secondary trading in Tokens by U.S. persons, this Agreement will terminate immediately upon notice by the Customer; and provided further that either party may terminate this Agreement upon written notice if the other party material breaches any provision or representation in this Agreement. Either party may terminate this Agreement for any reason whatsoever upon thirty (30) days written notice to the other party. If Customer is fifteen (15) days late or more in making any monthly retainer payment, GSR will have the right to immediately terminate this Agreement by providing Customer written notice of such intent; GSR may waive its right to terminate the Agreement by simply accepting payment. This Agreement will automatically renew for successive six (6) month periods (each a “Renewal Term”) unless either party notifies the other of its intention not to renew at least thirty (30) days prior to the expiration of the then-current term. Section 4.CONFIDENTIALITY (a) Use of Confidential Information. The parties, from time to time, may disclose Confidential Information to one another. Accordingly, each party agrees as the recipient (the “Receiving Party”) to keep strictly confidential all Confidential Information provided by the other party (the “Disclosing Party”). The Receiving Party further agrees to use the Confidential Information of the Disclosing Party solely for the purposes of its existing rights and fulfilling its obligations under this Agreement. The Receiving Party may not use for its own benefit or otherwise disclose any of the Confidential Information of the Disclosing Party or any other purpose. (b) Definition of Confidential Information. “Confidential Information” means, subject to Section 4(a), information in any form, oral, graphic, written, electronic, machine-readable or hard copy consisting of (i) any non-public information provided by the Disclosing Party, including but not limited to, all of its inventions, designs, data, source and object code, program interfaces, know-how, trade secrets, techniques, 4 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

ideas, discoveries, marketing and business plans, pricing, profit margins, and/or similar information or (ii) any information which the Disclosing Party identifies as confidential information or the Receiving Party should understand from the context of the disclosure, to be confidential information. Confidential Information also includes this Agreement and the fact of its existence. (c) Scope The obligations of this Section 4, including the restrictions on disclosure and use, shall not apply with respect to any Confidential Information to the extent such Confidential Information: (a) is or becomes publicly known through no wrongful act or omission of the Receiving Party; (b) was rightfully known by the Receiving Party before receipt from the Disclosing Party; (c) becomes rightfully known to the Receiving Party without confidential or proprietary restriction from a source other than the Disclosing Party that does not owe a duty of confidentiality to the Disclosing Party with respect to such Confidential Information; or (d) is independently developed by the Receiving Party without the use of or reference to the Confidential Information of the Disclosing Party. In addition, the Receiving Party may use or disclose Confidential Information to the extent (i) approved by the Disclosing Party or (ii) the Receiving Party is legally compelled to disclose such Confidential Information. (d) Time Limitations. The provisions of this Section 4 will remain in force and effect for one year after the termination of this Agreement. Section 5.REPRESENTATIONS AND WARRANTIES GSR provides no warranty as to the ultimate performance of Stacks and makes no representation that Stacks will or will not achieve certain volume targets. GSR’s obligations hereunder are limited to making commercially reasonable efforts to advise on methods to increase liquidity to Stacks markets. GSR will perform all its activities in a workmanlike manner and will use commercially reasonable efforts. GSR makes no promise or guarantee that it can get or keep Stacks listed on any exchange or platform. GSR represents and warrants that (i) it is domiciled and has its principal place of business outside the United States; (ii) neither it nor any affiliate performing activities contemplated by this Agreement is a U.S. person (as defined in Regulation S under the Securities Act) or is deemed not to be U.S. persons under Rule 902(k)(2) of Regulation S (a “Non-U.S. person”), (iii) that all activities related to this Agreement will be conducted outside the United States, and (iv) it is not acquiring or trading in any Stacks for the account or benefit of any U.S. person. GSR further represents and warrants that it is not registered with the SEC as a broker-dealer, exchange or alternative trading system and is not a member of FINRA, nor is GSR required to register with the SEC or become a member of FINRA, or is otherwise subject to the rules of the 5 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

SEC or FINRA applicable to broker-dealers, exchanges or alternative trading systems. GSR understands and agrees that it will conduct all activity under this Agreement in compliance with all applicable federal, state, and local law. Without limiting the generality of the foregoing, GSR will strictly avoid engaging in any actions taken by any market participant or a person acting in concert with a market participant which are intended to: (a) deceive or mislead other traders, (b) artificially control or manipulate the price or trading volume of an asset, or (c) aid, abet, enable, finance, support, or endorse either of the above (such conduct is defined as “Market Manipulation”). Market Manipulation specifically includes, without limitation: front-running, wash trading, spoofing, layering, churning, and quote stuffing, but does not include customary market-making activities conducted by or on behalf of Customer that do not violate: (i) applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances (including, but not limited to, Regulation S and the rules, regulations and ordinances promulgated by the SEC the U.S. Department of the Treasury, the Office of Foreign Assets Control, the U.K. Financial Conduct Authority, or H.M. Treasury), or any other law or regulation, and (ii) all permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of the Customer’s business. Customer warrants that the Stacks have been offered and sold in material compliance with the U.S. federal securities law. Each party agrees that it will immediately notify the other party of any Material Change that has occurred with respect to the notifying party. “Material Change” shall mean, with respect to the notifying party, any action, omission, or event, which would have a material adverse effect on the ability of the notifying party to perform its obligations under this Agreement. Each party represents and warrants, as of the Effective Date, and throughout the Term, that: (i) it is duly organized, validly existing and in good standing under the laws of the party’s country of organization, and the individual signing this Agreement on behalf of the party has been duly authorized by the party to do so; (ii) it has all requisite power and authority to enter into this Agreement and conduct any transactions contemplated by this Agreement, including having all permits, licenses, authorizations, orders, and approvals of, and have made all filings, applications and registrations with, all governmental authorities that are required in order to (a) execute and delivery this Agreement, (b) permit it to conduct its business as presently conducted, (c) engage in transactions in the Stacks, and (d) perform any obligation relating to the Stacks and this Agreement, and each of the foregoing are in full force and effect; (iii) this Agreement will constitute a legal, valid and binding obligation of each party, enforceable against it in accordance with its terms, except as such enforceability may be limited by Law; and (iv) it is not subject to any disqualifying events as described in Rule 506(d) under the Securities Act of 1933. LIMITATION ON LIABILITY Section 6. 6 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

Customer agrees and acknowledges that GSR is not responsible for the performance of Stacks on the market. Customer agrees to hold GSR harmless for any (i) Stacks price fluctuations or price depreciation during the Term of this Agreement, or (ii) in the event Stacks is delisted from any exchange or platform for any reason whatsoever, except for a delisting, price fluctuation, or price depreciation that is caused due to the gross negligence or willful misconduct of GSR (each a “GSR Delisting or Depreciation”). Customer agrees to hold GSR harmless in the event of an exchange bankruptcy where Stacks is listed and where GSR is holding funds from the debt arrangement (as described in Section 2). While GSR will use commercially reasonable efforts to vet any such online trading platform for adequate security, Customer agrees to hold GSR harmless in the event such trading platform experiences a loss of funds that is outside of GSR’s control (including but not limited to a hacking incident or security breach). In the event any sum of Customer’s funds are lost due to an insolvency issue at any such online trading platform, which insolvency issue occurred through no fault of GSR, which shall be deemed to occur wherein such online trading platform will not return funds within ninety (90) days of a request made in writing by GSR, GSR will have the right to transfer to Customer any claim or portion of a claim it has against such trading platform as such claim relates to Customer’s funds. GSR will execute any required paperwork to facilitate such transfer and thereafter Customer shall have no right of action against GSR for the return of such funds; after such transfer GSR will cooperate fully with Customer to sign any additional documents or provide any requested information to facilitate Customer’s claim. Notwithstanding anything in this Agreement to the contrary or the failure of essential purpose of any limited remedy or limitation of liability, each party’s entire liability arising from or relating to this Agreement or the subject matter hereof, under any legal theory (whether in contract, tort, or otherwise), shall not exceed the amounts paid by Customer to GSR (including the Total Debt Arrangement). Notwithstanding the foregoing, the limitations set forth in this section shall not apply to either party’s liability as a result of fraud, gross negligence or willful misconduct. Section 7. INDEMNIFICATION Except to the extent that any liability, loss, penalty or damage is caused by fraud, willful misconduct, a GSR Delisting or Depreciation, a breach of this Agreement, or noncompliance with applicable law on the part of GSR, Customer will defend, indemnify and hold harmless GSR and its affiliates (and each of their employees, shareholders, directors and representatives) for any third party penalty, claim or loss to the extent any such penalty, loss or claim that arises based on (a) any breach of any representation, warranty or covenant of this Agreement by the Customer or (b) noncompliance with applicable law by the Customer. GSR will defend, indemnify and hold harmless Customer and its affiliates (and each of their employees, shareholders, directors and representatives) for any third party penalty, claim or loss to the extent any such penalty, loss or claim that arises out based on GSR’s fraud, willful 7 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

misconduct, a breach of this Agreement, a GSR Delisting or Depreciation, a loss of funds that is caused (directly or indirectly) by GSR, or noncompliance with applicable law by GSR or its affiliates. For the avoidance of doubt, the foregoing indemnity will not apply in any case GSR’s non-breaching performance under this Agreement is deemed by any US authority to be in violation of US law. Section 8. ARBITRATION Any dispute, controversy or claim arising out of or relating to this contract, or the breach termination or invalidity thereof, shall be settled by arbitration in accordance with the Electronic Transaction Arbitration Rules of the Hong Kong International Arbitration Centre as at present in force and as may be amended by the rest of this clause. The appointing authority shall be Hong Kong International Arbitration Centre. The place of arbitration will be in Hong Kong at the Hong Kong International Arbitration Centre (HKIAC). The dispute will be held before a panel of three (3) arbitrators. GOVERNING LAW Section 9. This Agreement will be governed by and construed and interpreted in accordance with the laws of Hong Kong. All actions or proceedings arising in connection with this Agreement will be tried and litigated in Hong Kong. Each party waives any right it may have to assert the doctrine of forum non conveniens, to assert that it is not subject to the jurisdiction of such courts or to object to venue to the extent any proceeding is brought in accordance herewith. ENTIRE AGREEMENT Section 10. This Agreement supersedes and cancels any and all prior agreements between the parties hereto, express or implied, relating to the subject matter hereof, with the exception of any agreement signed contemporaneous hereto. This Agreement sets forth the entire agreement between the parties hereto. It may not be changed, altered, modified or amended except in a writing signed by both parties. Section 11. NON-WAIVER The failure or refusal of either party to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances will not be construed as a waiver or relinquishment of such provision or right. Section 12. ASSIGNMENT/NON-ASSIGNMENT Neither party will assign this Agreement, in whole or in part, without the prior written 8 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

consent of the other party. This Agreement will inure to the benefit of, and be binding upon the parties hereto, together with their respective legal representatives, successors, and assigns, as permitted herein. Section 13. SEVERABILITY If any paragraph, term or provision of this Agreement will be held or determined to be unenforceable, the balance of this Agreement will nevertheless continue in full force and effect unaffected by such holding or determination to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstances. Section 14. NOTICE All notices hereunder will be in writing. Notices may be delivered by email to gsr@gsr.io, and legal@blockstack.com respectively. Either party may designate a new address for purposes of this Agreement by notice to the other party in accordance with this paragraph. Section 15. CAPTIONS The Section captions and headings are merely for ease of reference and will not to be read into the meaning of the covenants hereunder. This Agreement is the product of arm’s length negotiation between the parties and as such may not be resolved against the drafter. Section 16. A T TO RNE Y’S FEES If any litigation or arbitration is necessary to enforce the terms of this Agreement, the prevailing party will be entitled to have their attorney fees paid by the other party. Section 17. SIGNATURES AND COUNTERPARTS PDF email signatures to this Agreement will be deemed as original. This Agreement may be executed in counterparts, that when taken together will be deemed one complete fully executed document. Section 18.TAXES Each party will be responsible for reporting and discharging its own tax compliance obligations arising under this Agreement. IN WITNESS WHEREOF, the parties have set their signatures hereto as of the date first 9 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

written above. GSR MARKETS LIMITED BLOCKSTACK PBC 10/24/2019 Date:1_0_/_2_4_/_2_0_1_9 Date: 10 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

SCHEDULE A • • • • • • • • Total Trading Volume (“TTV”) per cross per exchange (in USD equivalent) Bot Traded Volume over Time (Daily, Weekly, Monthly, Quarterly) Bot Traded Volume per cross per exchange (as a % of TTV) STX/BTC, STX/ETH and implied STX/USD EOD Prices STX Total Trading Volume (in USD equivalent) Bot total STX Volume (in USD equivalent) Average Bid/Offer Spreads (per cross) Trading fees (Daily, Weekly, Monthly, Quarterly) 11 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019

SCHEDULE B - Binance - Bitfinex - Bithumb - Bitso - Bittrex - Coinbase - HitBTC - Huobi - Kraken - Kucoin - Liquid - OKEX - Poloniex Additional Exchanges: - Hashkey Pro 12 CONFIDENTIAL INFORMATION ALL RIGHTS RESERVED GSR MARKETS LIMITED © 2019